Exhibit 99.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of April 11, 2018 (the “Effective Date”), between ASAP Expo, Inc., a Nevada corporation with a principal place of business located at 9436 Jacob Lane, Rosemead, CA 91770 (the “Seller”) and ASAP Property Holdings Inc., a California corporation with a principal place of business located at 81 N Mentor Ave. Pasadena CA 91106 (the "Buyer"). The Buyer and Seller are referred to collectively herein as the "Parties." The Seller and the Shareholders are referred to collectively herein as the "Sellers."

WHEREAS, this Agreement contemplates a transaction previously effected by and between the Buyer and Seller, in which the Buyer purchased substantially all of the assets of the Seller in return for the assumption of substantially all the liabilities of the Seller, as described in this Agreement.

NOW, THEREFORE, in consideration of the premises and actual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which being herein acknowledged, the Parties agree as follows:

1.

SALE OF BUSINESS. Sellers shall sell, assign, and deliver, free and clear of any security interests, to Buyer and Buyer shall purchase and accept, on the Effective Date, all of the assets owned by Seller, which are listed with particularity on Schedule 1 attached hereto (the “Assets”).

2.

CONSIDERATION. In consideration of the sale of the Assets under this Agreement, the Buyer shall assume and accept, on the effective date, all of the liabilities of the Seller, which are listed with particularity on Schedule 2 attached hereto, as consideration for the assignment of Assets.

3.

PAYMENT OF TAXES. The Buyer agrees to assume responsibility for and fulfill the tax obligations of the Seller, which as of the Effective Date, the Buyer and Seller represent and warrant amount to (i) $68,423 in federal taxes and (ii) $17,061 in state taxes. The Buyer agrees to indemnify and hold harmless the Seller for any liability, costs, and/or fees incurred due to the Buyer’s failure to fulfill such obligations and/or any amounts above that which is represented above in existence as of the Effective Date.

4.

ALLOCATION. The parties shall agree on an allocation of the Purchase Price to the different Acquired Assets for U.S. Tax (as defined below) purposes in accordance with Schedule 3 attached hereto (the "Allocation Statements"). The parties shall each file all income, franchise and other Tax Returns (as defined below), and execute such other documents as may be required by any governmental authority, in a manner consistent with the Allocation Statements. The Buyer shall prepare the Allocation Statements and any Forms 8594 in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (hereinafter, the "Code") and other applicable legal requirements. The Parties agree to file the Form or Forms 8594 with each relevant taxing authority and to refrain from taking any position inconsistent with such Form or Forms or the agreed Allocation Statements.

5.	REPRESENTATIONS OF SELLERS. The Seller represents, warrants, and agrees:

5.1.

Authority. The execution and the delivery of this Agreement by the Seller, and the consummation of the transactions contemplated by this Agreement have been duly authorized by its board of directors and by Frank Yuan, its sole shareholder. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, exchange rights, or other contracts or commitments that require the Seller to issue, sell, or otherwise cause to become outstanding any of its equity interests. Each Shareholder and the Seller has full power and authority to enter into this Agreement and to carry out all the terms and

1 of 3

provisions hereof to be carried out by him or her, and all authorizations and consents necessary for the execution and delivery of this Agreement by him or her have been given.

5.2.

No Conflict. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or a Shareholder is subject or any provision of the charter or bylaws of the Seller.

5.3.

No Litigation. To the best of the Seller and Buyer’s knowledge, Seller and Buyer are not aware of any action, suit, proceeding or investigation, or any counter or cross-claim in an action brought by or on behalf of Seller, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of Seller, threatened, against Seller which involves the reasonable possibility of any judgment or liability, or which may become a claim, against the Seller, whether prior or subsequent to the Effective Date.

6.

INDEMNIFICATION AND SURVIVAL. The Buyer shall indemnify, defend and hold harmless the Seller against and in respect of any and all liabilities, including interest, penalties and reasonable attorneys' fees, that Sellers shall incur or suffer, which arise or result from, or relate to (i) any breach by Buyer of any of its representations and warranties contained in the Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by it under the Agreement or the failure of the Buyer to perform any covenant or agreement contained in the Agreement, and (ii) any tax liability accrued pursuant to the transfer of the Assets and assumption of liabilities by the Buyer.

7.	MISCELLANEOUS.

7.1.

Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of California without giving effect to any choice or conflict of law provision or rule (either of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

7.2.

Venue. The Parties hereto agree that the exclusive venue for any action hereunder shall be the state and federal courts located in Los Angeles County, California. Each Party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties hereto further agree, to the extent permitted by law that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. The prevailing Party in any action related to the transaction memorialized herein shall be entitled to recover reasonable attorney’s fees.

7.3.

Binding Arbitration. The Parties agree that any claim or dispute between them or against any agent, employee, successor, or assign of the other, whether related to this Agreement or otherwise, and any claim or dispute related to this Agreement or the relationship or duties contemplated under this contract, including the validity of this arbitration clause, shall be resolved by binding arbitration by the American Arbitration Association, under the Commercial Arbitration Rules then in effect. The Parties agree to keep the terms of any agreement strictly confidential. This Agreement shall be interpreted under the Federal Arbitration Act. The arbitration shall be held in San Diego, California.

2 of 3

7.4.

Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.5.

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.6.

Construction. Nothing in the Exhibits or Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Exhibits or Schedules identify the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. This Agreement was prepared and negotiated by the Parties to this Agreement and all provisions hereof shall be construed without prejudice to any Party.

ASAP EXPO, INC.:

/s/ Frank Yuan

Frank Yuan, President

ASAP PROPERTY HOLDINGS, INC.:

/s/ Frank Yuan

Frank Yuan, President

3 of 3

SCHEDULE 1 – ASSETS

●	$77,292.46 in cash from EastWest Bank Acct. # ending in 0849
●	$200.00 in petty cash
●	Accounts Receivable from Affiliates:
o	ASAP Woodbridge: $34,530.68
o	Denver TC: $14,300.00
o	Sky Harbor: $6,500
o	DoubleTree SLC: $24,243.05
o	Hilton Houston: $13,883.11
o	Crowne Dallas: $16,854.67
o	ASAP Property: $46,000.00
●	All other Accounts Receivable: $30,790.46
●	Any and all fixed assets owned by the Company:
o	Computer Equipment
o	Furniture and Fixtures
o	Leasehold Improvements
o	Office Equipment
o	Automobile

SCHEDULE 2 – LIABILITIES

●	Accounts Payable – ASAP: $218,195.06
●	Payroll & Payroll Tax: $68,800.71
●	Accrued Expenses – ASAP: $91,224.58
●	Accrued Interest – solar equipment: $262.45
●	Other Accrued Interest: $35,432.15
●	Auto Loan: $4,034.82
●	Promissory Note I (Frank Yuan): $54,048.33
●	Auto Loan: $14,905.18
●	Equipment Loan – solar equipment: $12,298.65